                            HARMONY OPTION AGREEMENT

                                     Between

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                                 NEDBANK LIMITED
                  (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" HARMONY OPTION AGREEMENT BETWEEN HARMONY GOLD MINING COMPANY LIMITED AND NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION), DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                            HARMONY OPTION AGREEMENT

                                     Between

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                                 NEDBANK LIMITED
                  (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                                                  DENEYS | RE1TZ
                                                                       ATTORNEYS

                                TABLE OF CONTENTS

1.  PARTIES................................................................    1
2.  DEFINITIONS AND INTERPRETATION.........................................    1
3.  INTRODUCTION...........................................................   10
4.  SUSPENSIVE CONDITION...................................................   11
5.  PUT OPTION.............................................................   12
6.  CALL OPTION............................................................   14
7.  NOMINATION.............................................................   17
8.  REPRESENTATIONS AND WARRANTIES.........................................   18
9.  DEFAULT INTEREST.......................................................   20
10. BREACH.................................................................   20
11. CESSION................................................................   20
12. NOTICES AND DOMICILIA..................................................   21
13. GOVERNING LAW..........................................................   23
14. JURISDICTION...........................................................   23
15. SEVERABILITY...........................................................   23
16. GENERAL................................................................   23
17. COSTS..................................................................   25
18. COUNTERPARTS...........................................................   25

                            HARMONY OPTION AGREEMENT

1.   PARTIES

1.1  The Parties to this Agreement are:

1.1.1 HARMONY GOLD MINING COMPANY LIMITED; and

1.1.2 NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION).

1.2  The Parties agree as set out below.

2.   DEFINITIONS AND INTERPRETATION

2.1 The headings to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

2.2 Unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1 "ACCELERATION NOTICE" means the written notice delivered by Nedbank to the Trust in accordance with the provisions of clause 18 of the First Loan Agreement declaring the First Facility Outstandings to be immediately due and payable by the Trust;

2.2.2 "AGREEMENT" means this Harmony Option Agreement;

2.2.3 "AHJIC" means ARMGold Harmony Joint Investment Company (Proprietary) Limited (Registration No. 2002/032163/07), a private

                                                                         Page 2.


     company duly incorporated according to the company laws of South Africa;

2.2.4 "ARM" means African Rainbow Minerals Limited (Registration No. 1933/004580/06), a public company duly incorporated according to the company laws of South Africa;

2.2.5 "ARM SHARES" means 28 614 740 (twenty-eight million six hundred and fourteen thousand seven hundred and forty) ordinary par value shares of R0,05 (five cents) each in the issued share capital of ARM listed on the JSE and constituting 14% (fourteen percent) of the issued share capital of ARM as at the Signature Date to be purchased by the Trust from AHJIC pursuant to the Sale of Shares Agreement;

2.2.6 "ARREAR INTEREST RATE" means the greater of:

2.2.6.1 the Prime Rate plus 2% (two percent); and

2.2.6.2 the Repo Rate plus 2% (two percent);

2.2.7 "BUSINESS DAY" means any day other than a Saturday, Sunday or an official public holiday in South Africa in accordance with the Public Holidays Act, 1994;

2.2.8 "CALL EXERCISE DATE" means the date on which Harmony notifies Nedbank in writing of the exercise of the Call Option in accordance with the provisions of clause 6;

2.2.9 "CALL OPTION" means the irrevocable call option which Harmony is granted by Nedbank entitling Harmony to purchase the First Facility Rights from Nedbank on the terms and conditions of this

                                                                         Page 3.


     Agreement;

2.2.10 "CLOSING DATE" means the 5th (fifth) Business Day after the Call Exercise Date or the Put Exercise Date, as the case may be;

2.2.11 "EFFECTIVE DATE" shall bear the meaning ascribed to that term in the Sale of Shares Agreement;

2.2.12 "EVENT OF DEFAULT" means an "Event of Default" as defined in the First Loan Agreement;

2.2.13 "FIRST FACILITY DISCHARGE DATE" means the date upon which the First Facility Outstandings have been fully and finally repaid and discharged;

2.2.14 "FIRST FACILITY OUTSTANDINGS" means, at any time and from time to time and in respect of the First Loan Agreement, the aggregate of all amounts of principal, accrued and unpaid interest and all and any other amounts due and payable to Nedbank under the First Loan Agreement;

2.2.15 "FIRST FACILITY EXCLUDED OBLIGATIONS" means, in respect of the First Loan Documents, all of Nedbank's obligations from time to time arising under the First Loan Documents solely as a result of Nedbank's gross negligence or wilful misconduct;

2.2.16 "FIRST FACILITY RIGHTS" means an undivided interest in the aggregate of Nedbank's rights, title and interest:

2.2.16.1 under the First Loan Documents; and

2.2.16.2 to the First Facility Outstandings;

                                                                         Page 4.


2.2.17 "FIRST LOAN AMOUNT" means the principal amount of R480 400 000 (Four Hundred and Eighty Million Four Hundred Thousand Rand);

2.2.18 "FIRST LOAN AGREEMENT" means the written agreement entitled "First Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

2.2.19 "FIRST LOAN DOCUMENTS" means:

2.2.19.1 the First Loan Agreement; and

2.2.19.2 the Second Ranking Cession and Pledge;

2.2.20 "HARMONY" means Harmony Gold Mining Company Limited (Registration No. 1950/038232/06), a public company duly incorporated according to the company laws of South Africa;

2.2.21 "HARMONY STEP-IN AMOUNT" means a principal amount equal to the First Facility Outstandings on the Closing Date, which amount will be certified in writing by any director or manager of Nedbank, whose appointment as such shall not be necessary to prove, which certificate shall serve as prima facie proof of its content;

2.2.22 "JSE" means the JSE Securities Exchange, South Africa;

2.2.23 "NEDBANK" means Nedbank Limited (Registration No. 1951/000009/06) (acting through its Nedbank Capital division), its successors in title, assignees and transferees, a registered bank and public company duly incorporated according to the banking and company laws of South Africa;

                                                                         Page 5.


2.2.24 "OPTION PERIOD" means the period commencing on the Effective Date and ending on the First Facility Discharge Date (both days inclusive);

2.2.25 "PARTIES" means:

2.2.25.1 Nedbank; and

2.2.25.2 Harmony,

     and "PARTY" means, as the context requires, either of them;

2.2.26 "PRIME RATE" means the prime overdraft rate of interest from time to time publicly quoted as such by Nedbank, calculated on a 365 (three hundred and sixty-five) day factor, irrespective of whether or not the year is a leap year, nominal annual compounded monthly in arrear, as certified by any manager of Nedbank, whose appointment as such shall not be necessary to prove, which certificate shall serve as prima facie proof of its content;

2.2.27 "PUT EXERCISE DATE" means the date on which Nedbank notifies Harmony in writing of the exercise of the Put Option in accordance with the provisions of clause 5;

2.2.28 "PUT OPTION" means the irrevocable put option which Nedbank is granted by Harmony to entitle Nedbank to sell the First Facility Rights to Harmony on the Closing Date on the terms and conditions of this Agreement;

2.2.29 "PUT OPTION EVENT" means:

2.2.29.1 the occurrence of any Event of Default; and

                                                                         Page 6.


2.2.29.2 the delivery by Nedbank to the Trust of an Acceleration Notice;

2.2.30 "REPO RATE" means on any particular day, the repurchase tender rate on that day quoted by the South African Reserve Bank;

2.2.31 "SALE OF SHARES AGREEMENT" means the written agreement entitled "Sale of Shares Agreement" concluded or to be concluded between Harmony, AHJIC and the Trust on or about the Signature Date;

2.2.32 "SECOND RANKING CESSION AND PLEDGE" means the written reversionary cession and pledge in security entitled "Second Ranking Cession and Pledge " by the Trust in favour of Nedbank dated on or about the Signature Date as security for its obligations under the First Loan Agreement;

2.2.33 "SIGNATURE DATE" means the date of the signature of the Party last signing this Agreement in time;

2.2.34 "SOUTH AFRICA" means the Republic of South Africa as constituted from time to time;

2.2.35 "SUSPENSIVE CONDITION" means the suspensive condition stipulated in clause 4.1;

2.2.36 "TRANSACTION DOCUMENTS" means the "Transaction Documents" as defined in the First Loan Agreement;

2.2.37 "TRUST" means the trustees for the time being of an oral trust established by oral agreement between Frank Abbott (as founder) and Nedbank, Harmony, Frank Abbott and Deneys Reitz Trustees

                                                                         Page 7.


     (Proprietary) Limited (each as trustees) on 15 April 2005 and known as the "ARM Broad-Based Empowerment Trust".

2.3  Any reference in this Agreement to:

2.3.1 an "affiliate" means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

2.3.2 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.3 a "holding company" shall be construed in accordance with the Companies Act, 1973;

2.3.4 "law" shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

2.3.5 a "person" shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

2.3.6 a "subsidiary" shall be construed in accordance with the Companies Act, 1973.

2.4 Unless inconsistent with the context or save where the contrary is expressly indicated:

                                                                         Page 8.


2.4.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.4.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.4.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next succeeding Business Day;

2.4.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;

2.4.5 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.4.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

2.4.7 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

                                                                         Page 9.


2.5  Unless inconsistent with the context, an expression which denotes:

2.5.1 any one gender includes the other genders;

2.5.2 a natural person includes an artificial person and vice versa; and

2.5.3 the singular includes the plural and vice versa.

2.6 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.8 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.9 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, successors-in-title permitted assigns or liquidators, as the case may be.

                                                                        Page 10.


2.10 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.11 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.   INTRODUCTION

3.1 Nedbank has agreed to lend the First Loan Amount to the Trust in terms of the First Loan Agreement in order to partially fund:

3.1.1 the purchase by the Trust of the ARM Shares in accordance with the terms of the Sale of Shares Agreement; and

3.1.2 the duties, costs and expenses incurred in connection with the purchase by the Trust of the ARM Shares and in connection with the implementation of the transactions contemplated by the Transaction Documents.

3.2 It is a condition of the loan of the First Loan Amount by Nedbank in terms of the First Loan Agreement that the Put Option be granted to Nedbank by Harmony.

3.3 Harmony is willing to grant the Put Option to Nedbank subject to being granted the Call Option by Nedbank.

3.4 The Parties wish to enter into this Agreement to record the terms and conditions of the Call Option and the Put Option and matters incidental or relating thereto.

                                                                        Page 11.


4.   SUSPENSIVE CONDITION

4.1 This entire Agreement, save for the provisions of this clause 4 and of clauses 1, 2, 10, 11, 12, 13, 14, 15, 16, 17 and 18 which shall be of immediate force and effect, is subject to the fulfilment of the Suspensive Condition on or before 22 April 2005, or such other date as may be agreed in writing between the Parties on or before that date, that the Sale of Shares Agreement is signed by the parties thereto and becomes unconditional in accordance with its terms by the fulfilment or (to the extent capable of waiver) waiver of any suspensive conditions provided for therein (other than any suspensive condition which requires that this Agreement is signed and becomes unconditional).

4.2 The Parties shall, where it is within their respective power to do so, use their respective reasonable commercial endeavours to procure the fulfilment of the Suspensive Condition as soon as reasonably possible after the Signature Date.

4.3  The Suspensive Condition is not capable of waiver.

4.4 In the event that the Suspensive Condition is not fulfilled on or before 22 April 2005, or such other date as may be agreed in writing between the Parties on or before that date, then this Agreement, save for the provisions of this clause 4 and of clauses 1, 2, 10, 11, 12, 13, 14, 15, 16, 17 and 18 which shall remain of full force and effect, shall never become of any force or effect and no Party shall have any claim against any other Party for anything done hereunder or arising herefrom, save as a result of a breach of any of the provisions of this clause 4 by any Party, and the Parties shall be restored to the status quo ante.

                                                                        Page 12.


5.   PUT OPTION

5.1 With effect from, and inclusive of, the Effective Date, Harmony hereby grants to Nedbank an irrevocable put option to require Harmony to purchase the First Facility Rights at any time upon the occurrence of the Put Option Event during the Option Period, in which event Harmony will be obliged to purchase the First Facility Rights from Nedbank on the Closing Date.

5.2 No consideration is payable by Nedbank to Harmony for the granting of the Put Option.

5.3 The Put Option shall be exercisable by Nedbank by addressing a notice in writing to that effect to Harmony.

5.4 Should the Put Option be properly exercised in accordance with the provisions of clause 5.3, then:

5.4.1 Harmony shall pay the Harmony Step-in Amount in cash without deduction or set-off directly to Nedbank on the Closing Date by electronic transfer into the following bank account:

5.4.1.1 Bank:           Nedbank Limited;

5.4.1.2 Account Name:   Nedbank Capital - Project Administration;

5.4.1.3 Branch:         100 Main Street;

5.4.1.4 Branch Code:    19-79-05; and

5.4.1.5 Account Number: 1979 373 078;

                                                                        Page 13.


5.4.2 Nedbank shall, and hereby does, against payment of the Harmony Step-in Amount in accordance with clause 5.4.1, on the Closing Date:

5.4.2.1 cede, assign and transfer the First Facility Rights to Harmony; and

5.4.2.2 delegate to Harmony all of Nedbank's obligations under the First Loan Documents, save for the First Facility Excluded Obligations, to the extent related to the First Facility Rights,

     without recourse to Nedbank;

5.4.3 Nedbank shall, against payment of the Harmony Step-in Amount in accordance with clause 5.4.1, on the Closing Date deliver the duly signed original First Loan Documents or notarially certified copies thereof to Harmony;

5.4.4 Harmony hereby, with effect from the Closing Date, accepts:

5.4.4.1 the cession, assignment and transfer of the First Facility Rights to Harmony pursuant to clause 5.4.2.1; and

5.4.4.2 the delegation to Harmony of all of Nedbank's obligations under the First Loan Documents, save for the First Facility Excluded Obligations, to the extent related to the First Facility Rights pursuant to clause 5.4.2.2, which obligations Harmony hereby assumes, without recourse to Nedbank.

                                                                        Page 14.


5.5 After the Closing Date, if Nedbank receives any amount in respect of the First Facility Rights then it shall promptly pay that amount to Harmony.

5.6 All reasonable costs of the cession, assignment and transfer of the First Facility Rights shall be borne and paid by Harmony.

5.7 It is specifically agreed that it shall not be a defence in favour of Harmony that the Trust has been sequestrated (whether provisionally or finally) or is insolvent or is under judicial management (or any equivalent thereof) or has not been validly or lawfully established or that any trustee thereof has not been validly or lawfully appointed or is not entitled to bind the Trust and notwithstanding any of the aforegoing Harmony shall be obliged to pay the Harmony Step-in Amount to Nedbank in accordance with the provisions of this clause 5 upon exercise of the Put Option by Nedbank.

5.8 Notwithstanding anything to the contrary contained in this Agreement, the Put Option shall lapse and cease to be of any force or effect if:

5.8.1 the Call Option is validly exercised by Harmony; and

5.8.2 Harmony shall have paid the Harmony Step-in Amount to Nedbank pursuant to the exercise of the Call Option, it being recorded for the sake of clarity, that if the Call Option is validly exercised by Harmony but the Harmony Step-in Amount has not yet been paid to, and received by, Nedbank, Nedbank shall be entitled to exercise the Put Option in accordance with the provisions of this Agreement, and in which case the Put Option shall supersede the Call Option.

6.   CALL OPTION

6.1 With effect from, and inclusive of, the Effective Date, Nedbank hereby grants to Harmony an irrevocable call option entitling Harmony, at any

                                                                        Page 15.


     time during the Option Period to purchase the First Facility Rights following the exercise of the Call Option, in which event Nedbank will be obliged to sell the First Facility Rights to Harmony on the Closing Date.

6.2 No consideration is payable by Harmony to Nedbank for the granting of the Call Option.

6.3 The Call Option shall be exercisable by Harmony by addressing a notice in writing to that effect to Nedbank.

6.4 Should the Call Option be properly exercised in accordance with the provisions of clause 6.3, then:

6.4.1 Harmony shall pay the Harmony Step-in Amount in cash to Nedbank without deduction or set-off directly to Nedbank on the Closing Date by electronic transfer into the following bank account:

6.4.1.1 Bank:           Nedbank Limited;

6.4.1.2 Account Name:   Nedbank Capital - Project Administration;

6.4.1.3 Branch:         100 Main Street;

6.4.1.4 Branch Code:    19-79-05; and

6.4.1.5 Account Number: 1979 373 078;

6.4.2 Nedbank shall, and hereby does, against payment of the Harmony Step-in Amount in accordance with clause 6.4.1, on the Closing Date:

                                                                        Page 16.


6.4.2.1 cede, assign and transfer the First Facility Rights to Harmony; and

6.4.2.2 delegate to Harmony all of Nedbank's obligations under the First Loan Documents, save for the First Facility Excluded Obligations, to the extent related to the First Facility Rights,

     without recourse to Nedbank;

6.4.3 Nedbank shall, against payment of the Harmony Step-in Amount in accordance with clause 6.4.1, on the Closing Date deliver the duly signed original First Loan Documents, or notarially certified copies thereof to Harmony;

6.4.4 Harmony hereby, with effect from the Closing Date, accepts:

6.4.4.1 the cession, assignment and transfer of the First Facility Rights to Harmony pursuant to clause 6.4.2.1; and

6.4.4.2 the delegation to Harmony of all of Nedbank's obligations under the First Loan Documents, save for the First Facility Excluded Obligations, to the extent related to the First Facility Rights pursuant to clause 6.4.2.2, which obligations Harmony hereby assumes, without recourse to Nedbank.

6.5 After the Closing Date, if Nedbank receives any amount in respect of the First Facility Rights then it shall promptly pay that amount to Harmony.

6.6 All reasonable costs of the cession, assignment and transfer of the First Facility Rights shall be borne by Harmony.

                                                                        Page 17.


6.7 It is Specifically agreed that it shall not be a defence in favour of Harmony that the Trust has been sequestrated (whether provisionally or finally) or is insolvent or is under judicial management (or any equivalent thereof) and notwithstanding any of the aforegoing, Harmony shall be obliged to pay the Harmony Step-in Amount to Nedbank in accordance with the provisions of this clause 6 upon exercise of the Call Option by Harmony.

6.8 Notwithstanding anything to the contrary contained in this Agreement, the Call Option shall lapse and cease to be of any force or effect if:

6.8.1 the Put Option is validly exercised by Nedbank; and

6.8.2 Harmony shall have paid the Harmony Step-in Amount to Nedbank pursuant to the exercise of the Put Option.

7.   NOMINATION

     Harmony may nominate a third party optionee (the "NOMINATED OPTIONEE") to perform Harmony's obligations following the exercise of the Call Option or the Put Option, as the case may be, under this Agreement as follows:

7.1 the Nominated Optionee need not be in existence at the time this Agreement is signed but must be in existence at the time of the nomination;

7.2 both the nomination and the Nominated Optionee's acceptance of the nomination must be in writing and must be delivered to Nedbank by no later than the Call Exercise Date or 1 (one) Business Day after the Put Exercise Date, as the case may be;

7.3 if a nomination and an acceptance are duly delivered as set out in clause 7.2, Harmony's rights and obligations in terms of this Agreement will

                                                                        Page 18.


     automatically and simultaneously be deemed to be assigned to the Nominated Optionee;

7.4 Harmony's right to nominate a third party as optionee is conditional on Harmony not being in breach of any obligation under this Agreement;

7.5 Harmony is hereby bound as surety and co-principal debtor for the Nominated Optionee's obligations to Nedbank arising out of this Agreement and Harmony hereby waives the benefits of excussion and division, the full meaning and effect of which Harmony declares that it understands;

7.6 the suretyship in clause 7.5 shall remain of full force and effect until all of the Nominated Optionee's obligations to Nedbank have been fully and finally paid and performed notwithstanding:

7.6.1 any indulgence, concession, lenience or extension of time which may be shown or given by Nedbank to the Nominated Optionee; or

7.6.2 the failure to acquire or the acquisition or release by Nedbank of any surety or other security for the Nominated Optionee's obligations in terms of this Agreement.

8.   REPRESENTATIONS AND WARRANTIES

8.1  Each Party hereby represents and warrants in favour of the other Party that

8.1.1 it is a company duly organised and existing under the laws of South Africa with the power and authority to enter into and to exercise its rights and perform its obligations under this Agreement;

                                                                        Page 19.


8.1.2 it has procured the taking of all necessary corporate and other action to authorise the execution and performance of this Agreement;

8.1.3 this Agreement is legal and binding on, and enforceable against, it in accordance with its terms;

8.1.4 the provisions of this Agreement are not in conflict with, and will not constitute a breach of the provisions of any other agreement or undertaking which is binding on it; and

8.1.5 no litigation, arbitration or administrative proceedings which may have a material adverse affect on its ability to perform its obligations under this Agreement are presently current or pending or, to its knowledge, threatened against it.

8.2 Each of the representations and warranties given by each Party to the other Party in terms of clause 8.1 shall:

8.2.1 prima facie be deemed to be a representation of fact inducing the other Party to enter into this Agreement;

8.2.2 be presumed to be material unless the contrary is proved;

8.2.3 insofar as any of the warranties is promissory or relates to a future event, be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

8.2.4 be a separate warranty and in no way be limited or restricted by reference to or inference from the terms of any other warranty.

                                                                        Page 20.


9.   DEFAULT INTEREST

     Interest calculated at the Arrear Interest Rate shall accrue on the outstanding balance of all amounts due and payable but unpaid by Harmony from time to time in terms of this Agreement. Such interest shall be calculated on a daily basis from the due date of each such overdue amount to date of actual payment thereof (both before and after judgment (if any)) and shall be compounded monthly in arrears and shall be paid by Harmony on demand.

10.  BREACH

     The Parties agree that the cancellation of this Agreement in the event of a breach would be an inappropriate and insufficient remedy and that irreparable damage would occur if the provisions of this Agreement were not complied with. It is accordingly agreed that, in the event of a breach which is not remedied by the defaulting Party within 3 (three) Business Days after the date of written notice calling upon it to do so, the aggrieved Party shall be entitled (without prejudice to any other rights which it may have in law save for the right to cancel this Agreement) to an order for specific performance and to recover any damages which it may have suffered.

11.  CESSION

11.1 Nedbank shall be entitled to cede any of its rights and/or transfer the whole or any part of its benefit under this Agreement and/or delegate any of its obligations under this Agreement without the consent of Harmony to any person to whom all or a corresponding part of its rights, benefits or obligations under First Loan Agreement are ceded, assigned, delegated or transferred in accordance with the terms of the First Loan Agreement.

                                                                        Page 21.


11.2 To the extent that any such cession, transfer or delegation results in a splitting of claims against Harmony, Harmony hereby consents to such splitting of claims.

12.  NOTICES AND DOMICILIA

12.1 NOTICES

12.1.1 Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

12.1.1.1 HARMONY: Block 27
                  Randfontein Office Park
                  Corner Main Reef Road and Ward Avenue
                  RANDFONTEIN

                  Telefax No.: (011)411 2398
                  Attention: The Company Secretary

12.1.1.2 NEDBANK: 4th Floor, F Block
                  135 Rivonia Road
                  SANDTON
                  2196

                  Telefax No.: (011)294 8421
                  Attention: Head of Specialised Finance

12.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

12.1.3 Either Party may by written notice to the other Party change its chosen address and/or telefax number for the purposes of clause 12.1.1 to any other address(es) and/or telefax number, provided that

                                                                        Page 22.


     the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

12.1.4 Any notice given in terms of this Agreement shall:

12.1.4.1 if delivered by hand be deemed to have been received by the addressee on the date of delivery;

12.1.4.2 if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission,

     unless the contrary is proved.

12.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

12.2 DOMICILIA

12.2.1 Each of the Parties chooses its physical address referred to in clause
     12.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

12.2.2 Either Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Party pursuant to clause 12.1.4.

                                                                        Page 23.


13.  GOVERNING LAW

     The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

14.  JURISDICTION

     The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdictior of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

15.  SEVERABILITY

     Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

16.  GENERAL

16.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

                                                                        Page 24.


16.2 No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

16.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

16.4 No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

16.5 The parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

16.6 Save as is specifically provided in this Agreement, no Party shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties affected by such transfer of rights or obligations, which consent may not unreasonably be withheld or delayed.

                                                                        Page 25.


17.  COSTS

17.1 The costs and expenses of and incidental to the negotiation, preparation and execution of this Agreement and (save where expressly provided to the contrary in this Agreement) the implementation of the transactions contemplated herein shall be paid in accordance with the terms of the First Loan Agreement.

17.2 All legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any other Party shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

18.  COUNTERPARTS

     This Agreement may be executed by each Party signing a separate copy thereof and each of the copies together shall constitute the Agreement of the Parties.

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY LIMITED


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto

                                                                        Page 26.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH
                                        ITS NEDBANK CAPITAL DIVISION)


                                        /s/ Kevin Ryder
                                        ----------------------------------------
                                        Name: Kevin Ryder
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


                                        /s/ Mark Saunders Tyler
                                        ----------------------------------------
                                        Name: Mark Saunders Tyler
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto